SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            Form 8-K

        Current Report Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2000

                 CALIFORNIA SOFTWARE CORPORATION

      (Exact name of registrant a specified in its charter)

   Nevada                001-155769             88-0408446

  (State or other       (Commission File       (IRS Employer
   jurisdiction          Number)                Identification No.)
   of incorporation)



      2485 McCabe Way, 2nd Floor, Irvine, California 92618
      (Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code      (949) 553-
                              8900

2901 South Pullman Street, Santa Ana, California 92705
(Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On October 20, 2000, California Software Applications, Inc., a Nevada corporation and wholly owned subsidiary of California Software Corporation ("CSC") acquired Software Connections, Inc., a Virginia corporation (dba ALE Systems, Inc.) ("SCI") (the "Acquisition"). The Acquisition was achieved pursuant to an Asset Purchase Agreement (the "Agreement"), dated October 20, 2000, by and among CSC, SCI, and Gayle P. Goodrich, the sole shareholder of SCI. In connection with the Acquisition, the sole shareholder of SCI received an initial cash payment of $750,000.00, a potential additional payment of up to $2,500,000 pursuant to an earn-out provision as set forth in the Agreement, and one million options to purchase the common stock of CSC as set forth in the Agreement. In determining the aggregate purchase price for SCI, CSC took into account the value of companies of similar industry and size to SCI, comparable transactions, and the market for such companies generally.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a) FINANCIAL STATEMENTS OF SCI. Financial statements of SCI required to be filed pursuant to this section are not available at this time. Such financial statements will be filed by CSC as soon as practicable by an amended Current Report on Form 8-K which will be filed within sixty (60) days after the required filing date of this Current Report on Form 8-K.

     (b) PRO FORMA FINANCIAL INFORMATION. The pro forma financial statements of CSC required to be filed pursuant to this section are not available at this time. Such pro forma financial information will be filed by CSC as soon as practicable by an amended Current Report on Form 8-K which will be filed within sixty (60) days after the required filing date of this Current Report on Form 8-K.

     (c)  EXHIBITS.


  2.1 Asset Purchase Agreement, dated October 20, 2000, by and among California Software Corporation, Inc., Software
       Connections, Inc., Gayle P. Goodrich, and California Software Applications, Inc.



  99.1 Text of Press Release, dated October 23, 2000.



                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: November 1, 2000           CALIFORNIA SOFTWARE CORPORATION, INC.



                              By:/s/ Lawrence J. Jagiello

                                     Lawrence  J. Jagiello,  Chief
                                     Financial Officer